                                                     REGISTRATION NO. 333-______

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 13, 2004


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                       ATLANTIC COAST FEDERAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


             FEDERAL                                        59-3764686
 (State or Other Jurisdiction of                         (I.R.S. Employer
 Incorporation or Organization)                        Identification No.)

                                505 HAINES AVENUE
                             WAYCROSS, GEORGIA 31501
                    (Address of Principal Executive Offices)

                             ROBERT J. LARISON, JR.
                                505 HAINES AVENUE
                             WAYCROSS, GEORGIA 31501
                     (Name and Address of Agent for Service)

                              --------------------

                             ATLANTIC COAST FEDERAL
               EMPLOYEES' SAVINGS & PROFIT SHARING PLAN AND TRUST
                            (Full Title of the Plan)


                                   Copies to:

       Robert J. Larison, Jr.                 Richard S. Garabedian, Esquire
President and Chief Executive Officer       Luse Gorman Pomerenk & Schick, P.C.
 Atlantic Coast Federal Corporation       5335 Wisconsin Avenue, N.W., Suite 400
          505 Haines Avenue                       Washington, D.C.  20015
       Waycross, Georgia 31501                        (202) 274-2000
           (912) 284-2211

                              --------------------

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]


                                        CALCULATION OF REGISTRATION FEE

=========================== ================== ======================= =================== =========================

         Title of                                     Proposed               Proposed
        Securities                Amount               Maximum                Maximum               Amount of
          to be                   to be            Offering Price            Aggregate            Registration
        Registered            Registered (1)          Per Share           Offering Price               Fee
--------------------------- ------------------ ----------------------- -------------------- ------------------------

   401(k) Participation
        Interests                   (1)                   __                     __                     (2)
=========================== ================== ======================= =================== =========================

--------------
(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered and sold pursuant to the Atlantic Coast Federal Employees' Savings & Profit Sharing Plan and Trust.
(2) Pursuant to Rule 457(h)(3) no registration fee is required to be paid.

                          ----------------------------

        This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

ITEMS 1 AND 2. PLAN INFORMATION AND REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

        This Registration Statement relates to the registration of an indeterminate number of participation interests in the Atlantic Coast Federal Employees' Savings & Profit Sharing Plan and Trust (the "Plan"). Documents containing the information required by Part I of the Registration Statement have been or will be sent or given to participants in the Plan, as specified by Securities Act Rule 428(b)(1).

        Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

PART II.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents previously or concurrently filed by Atlantic Coast Federal Corporation (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

        a) The Company's prospectus containing audited financial statements for the fiscal year ended December 31, 2003 (Commission File No. 333-113923), filed with the Commission on August 20, 2004, pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended (the "Securities Act");

        b) All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); and

        c) The description of the Company's common stock contained in the Registration Statement on Form 8-A (Commission File No. 000-50962) filed by the Company with the Commission under the Securities Act on September 28, 2004, and all amendments or reports filed for the purpose of updating such description.

        All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

        The Company shall furnish without charge to each person to whom the prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Robert
J. Larison, Jr., President and Chief Executive Officer, Atlantic Coast Federal Corporation, 505 Haines Avenue, Waycross, Georgia 31501, telephone number (912) 284-2211.

        All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 545.121 of the Office of Thrift Supervision (OTS) regulations provides indemnification for directors and officers of Atlantic Coast Federal. Although there are no indemnification provisions in the charter and bylaws of the Registrant, all the directors and officers of the Registrant hold the same position with Atlantic Coast Federal and have indemnification under OTS Regulations as described below.

        Generally, federal regulations define areas for indemnity coverage for federal savings associations as follows:

        (a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the savings association shall be indemnified by the savings association for:

                (i) Any amount for which that person becomes liable under a judgment in such action; and

                (ii) Reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

        (b) Indemnification shall be made to such person under paragraph (b) of this Section only if:

                (i)     Final judgment on the merits is in his or her favor; or

                (ii)    In case of:

                        a.      Settlement,
                        b.      Final judgment against him or her, or

                        c. Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the savings association or its members. However, no indemnification shall be made unless the association gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.

        (c)     As used in this paragraph:

                (i) "Action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

                (ii) "Court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

                (iii) "Final Judgment" means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;

                (iv) "Settlement" includes the entry of a judgment by consent or confession or a plea of guilty or of NOLO CONTENDERE.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. LIST OF EXHIBITS.


Regulation S-K                                                            Reference to Prior Filing or
Exhibit Number                 Document                                   Exhibit No. Attached Hereto

      4           Form of Common Stock Certificate                        *

      5           Opinion of Luse Gorman Pomerenk & Schick, P.C.          Exhibit 5

      10          Atlantic Coast Federal Employees' Savings & Profit      Exhibit 10
                  Sharing Plan and Trust

      23.1        Consent of Luse Gorman Pomerenk & Schick, P.C.          Contained in Exhibit 5

      23.2        Consent of Crowe Chizek and Company LLC.                Exhibit 23.2

      24          Power of Attorney.                                      Contained on Signature Page

      99          Prospectus Supplement                                   **

* Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-1 (Commission File No. 333-113923), originally filed by the Company under the Securities Act of 1933 with the Commission on March 25, 2004, and all amendments or reports filed for the purpose of updating such description.
** Incorporated by reference to the Pre-effective Amendment to the Form S-1 Registration Statement (Commission File No. 333-113923), originally filed by the Company under the Securities Act of 1933 with the Commission on May 3, 2004, and all amendments or reports filed for the purpose of updating such description.

ITEM 9. UNDERTAKINGS

        The undersigned Registrant hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan;

        4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

        5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waycross, State of Georgia, on this 13th day of October, 2004.

                                          ATLANTIC COAST FEDERAL CORPORATION


Date: October 13, 2004                    By:  /s/ Robert J. Larison, Jr.
                                              ----------------------------------
                                              Robert J. Larison, Jr., President
                                              and Chief Executive Officer
                                              (Duly Authorized Representative)

                                POWER OF ATTORNEY

        We, the undersigned directors and officers of Atlantic Coast Federal Corporation (the "Company") hereby severally constitute and appoint Robert J. Larison, Jr., as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Robert J. Larison, Jr. may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of participation interests in the Atlantic Coast Federal Employees' Savings & Profit Sharing Plan and Trust, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Robert J. Larison, Jr. shall do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.


Signatures                                  Title                                       Date
----------                                  -----                                       ----

/s/ Robert J. Larison, Jr.                  President, Chief Executive                  October 13, 2004
-------------------------------             Officer and Director (Principal
Robert J. Larison, Jr.                      Executive Officer)


/s/ Jon C. Parker, Sr.                      Senior Vice President, Chief                October 13, 2004
--------------------------------            Financial Officer and Director
Jon C. Parker, Sr.                          (Principal Financial and
                                            Accounting Officer)


 /s/ John M. Hinson                         Director                                    October 13, 2004
------------------------------
John M. Hinson


/s/ Charles E. Martin                       Director                                    October 13, 2004
-----------------------------
Charles E. Martin



/s/ I. J. McGahee                           Director                                    October 13, 2004
---------------------------
I. J. McGahee


/s/ Cyril M. Morris                         Director                                    October 13, 2004
---------------------------
Cyril M. Morris


                                            Director
---------------------------
Robert J. Smith


/s/ Forrest W. Sweat, Jr.                   Director                                    October 13, 2004
---------------------------
Forrest W. Sweat, Jr.


/s/ H. Dennis Woods                         Director                                    October 13, 2004
---------------------------
H. Dennis Woods

        THE PLAN. Pursuant to requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waycross, State of Georgia, on October 13, 2004.

                                       ATLANTIC COAST FEDERAL EMPLOYEES'
                                       SAVINGS & PROFIT SHARING PLAN AND TRUST


                                       By: /s/ Robert J. Larison, Jr.
                                           Name: Robert J. Larison, Jr.
                                           Title: President, Chief Executive
                                           Officer and Director of Atlantic
                                           Coast Federal (Plan Administrator)
                                           (Duly authorized representative)

                                  EXHIBIT INDEX

Exhibit Number          Description
--------------          -----------

      4 Form of Common Stock Certificate (Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-1 (Commission File No. 333-113923), originally filed by the Company under the Securities Act of 1933 with the Commission on March 25, 2004, and all amendments or reports filed for the purpose of updating such description).

      5                 Opinion of Luse Gorman Pomerenk & Schick, P.C.

      10 Atlantic Coast Federal Employees' Savings & Profit Sharing Plan and Trust.

      23.1              Consent of Luse Gorman Pomerenk & Schick, P.C.
                        (contained in the opinion included as Exhibit 5).

      23.2              Consent of Crowe Chizek and Company LLC.

      24 Power of Attorney (contained in the signature page to this Registration Statement).

      99 Prospectus Supplement (Incorporated by reference to the Pre-effective Amendment to the Form S-1 Registration Statement (Commission File No. 333-113923), originally filed by the Company under the Securities Act of 1933 with the Commission on May 3, 2004, and all amendments or reports filed for the purpose of updating such description.)